Exhibit 99.1

Contact:

Octel Corp. Investor Relations	Citigate Financial Intelligence
Heather Ashworth	Kelly Tapkas/Victoria Hofstad
+44-161-498-8889	+1-201-499-3500

Octel Corp. appoints Vice President and General Counsel

NEWARK, DELAWARE, November 17, 2004 - Octel Corp. (NYSE: OTL) today announced the appointment by the Board of Directors of a new Officer of the Company, Andrew Hartley, as Vice President and General Counsel.

Mr Hartley joins Octel following a successful legal career in the chemical industry, including AstraZeneca PLC and BASF. He will head up the Company’s corporate secretariat and legal team.

Octel Corp., a Delaware corporation, is a global chemical company specializing in high performance fuel additives and special and effect chemicals. The Company’s strategy is to manage profitably and responsibly the decline in world demand for its major product – tetraethyl lead (TEL) in gasoline – through stringent product stewardship, to expand its Petroleum Specialties and Performance Chemicals businesses organically through product innovation and focus on customer needs, and to seek synergistic growth opportunities through joint ventures, alliances, collaborative arrangements and acquisitions.